UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2021

Bill.com Holdings, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-39149	83-2661725
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6220 America Center Drive

Suite 100

San Jose, California 95002

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (650) 621-7700

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001	BILL	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)

On September 27, 2021, Bill.com Holdings, Inc. (the “Company”) appointed Mark Lenhard to serve as Chief Operating Officer of the Company, effective as of September 29, 2021. In this role Mr. Lenhard will be responsible for business operations and analytics for the Company in addition to his role as Chief Executive Officer of Invoice2Go, a wholly-owned subsidiary of the Company.

Mr. Lenhard previously served as Chief Executive Officer of Invoice2go, a leading mobile-first accounts receivable software provider, from April 2020 until its acquisition by the Company in September 2021. Prior to Invoice2go, Mr. Lenhard served as Vice President, Commerce Strategy & Growth, at Adobe Inc., a multinational computer software company, from July 2018 to July 2019, and as Senior Vice President, Strategy & Growth, at Magento Commerce, an open-source e-commerce platform, from November 2015 until its acquisition by Adobe in June 2018. He previously also held roles at JP Morgan Chase & Co. and PayPal, Inc. Mr. Lenhard holds a B.A. degree in Economics from Yale University and an M.B.A. degree from Stanford Business School.

There is no arrangement or understanding between Mr. Lenhard and any other persons pursuant to which Mr. Lenhard was selected as an officer. Mr. Lenhard has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with his appointment as Chief Operating Officer, Mr. Lenhard will enter into the Company’s standard forms of Indemnification Agreement and Change in Control and Severance Agreement, which are attached as Exhibits 10.1 and 10.6, respectively, to the Company’s Registration Statement on Form S-1 filed with the Commission on November 15, 2019 (File No. 333-234730).

(d)

In addition, on September 27, 2021, the Board of Directors (the “Board”) of the Company appointed Scott Wagner to serve as a director of the Company, effective as of September 29, 2021. Mr. Wagner will serve as a Class I director whose term will expire at the Company’s 2023 annual meeting of stockholders and until Mr. Wagner’s successor shall have been duly elected and qualified, or until Mr. Wagner’s earlier death, resignation, disqualification or removal.

Mr. Wagner currently serves as an investor and advisor to technology companies and as Chief Executive Officer and a member of the board of directors of Bilander Acquisition Corp., a special purpose acquisition company, which he joined in May 2021. From July 2012 to September 2019, Mr. Wagner served in various leadership roles at GoDaddy Inc., a leading internet domain registrar and web hosting company, including as Chief Executive Officer from 2017 to September 2019, as President, Chief Financial Officer and Chief Operating Officer from 2013 to 2017, and as Interim Chief Executive Officer from July 2012 to 2013. Mr. Wagner also served as a director of GoDaddy from 2017 to 2019. Prior to GoDaddy, Mr. Wagner served as a Partner at KKR & Co. Inc., a global investment company, where he worked from 2000 to 2012. Mr. Wagner served on the board of directors of TWC Tech Holdings II Corp., a special purpose acquisition company, from September 2020 to August 2021. Mr. Wagner holds a B.A. degree in Economics from Yale University and an M.B.A. degree from Harvard Business School.

There is no arrangement or understanding between Mr. Wagner and any other persons pursuant to which Mr. Wagner was selected as a director. Mr. Wagner has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Mr. Wagner will receive compensation for his service pursuant to the Company’s non-employee director compensation program.

Mr. Wagner will also enter into the Company’s standard form of Indemnification Agreement, which is attached as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 filed with the Commission on November 15, 2019 (File No. 333-234730).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BILL.COM HOLDINGS, INC.

Date: September 29, 2021	By:	/s/ Raj Aji
Raj Aji
General Counsel, Chief Compliance Officer and Secretary